                                   FORM 8-K

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       January 17, 1995
                                                -------------------------------

                           First Chicago Corporation
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            (Exact name of registrant as specified in its charter)

         Delaware                      1-6052                 36-2669970
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(State or other jurisdiction         (Commission            (IRS Employer
     of incorporation)               File Number)         Identification No.)


One First National Plaza, Chicago, IL                             60670
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(Address of principal executive offices)                        (ZIP Code)


Registrant's telephone number, including area code         312-732-4000
                                                   -----------------------------

Item 5. Other Events
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The Registrant hereby incorporates by reference the information contained in
Attachment A hereto in response to this Item 5.



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       First Chicago Corporation
                                       -------------------------
                                       (Registrant)

Date:  January 17, 1995                By:     /s/ Maurice E. Moore
       ----------------                        -------------------------
                                       Title:  Senior Vice President and
                                                Treasurer

                                                                    ATTACHMENT A

        CHICAGO, Jan. 17, 1995--First Chicago Corporation today reported fourth quarter net income of $173 million, or $1.72 per share on a fully diluted basis. Return on common stockholders' equity was 16.5 percent. In the year-ago fourth quarter, earnings were $173 million, or $1.77 per share. Earnings for the 1994 third quarter were $154 million, or $1.51 per share.
        For 1994, the Corporation's net income was $690 million, or $6.88 per share, representing a return on common equity of 17 percent. In 1993, earnings of $805 million, or $8.43 per share, were augmented by record trading profits of $285 million and exceptional equity securities gains totaling $480 million.

HIGHLIGHTS
. The credit card business was the largest contributor to earnings in 1994. Total managed credit card receivables grew to $12.6 billion at December 31, up 18 percent from $10.7 billion a year earlier and 11 percent from September 30. The total securitized portfolio was $6.1 billion at year-end.

. Equity securities gains of $189 million were recognized in the venture capital portfolio in 1994, down from the exceptional level of $381 million in 1993. For the fourth quarter, equity gains related to venture capital were $52 million.

. The provision for credit losses was $224 million in 1994, principally reflecting growth in credit card receivables, compared with $270 million in 1993. For the fourth quarter, the provision was $76 million, reflecting seasonal growth in the credit card portfolio.

. Credit quality at year-end 1994 was excellent. Nonperforming assets were $158 million, resulting in a nonperforming asset ratio of 0.6 percent, one of the lowest among major U.S. banks. The allowance as a percentage of nonperforming loans was 556 percent.

. As of year-end, the Corporation had completed nearly 70 percent of its 7 million share common stock buyback program, including repurchases during the fourth quarter totaling 3.1 million shares.

. First Chicago's book value increased to $43.65 per common share at the end of 1994 from $40.55 at year-end 1993.

NET INTEREST INCOME

        Net interest income on a tax-equivalent basis was $340 million for the quarter. Net interest margin was 2.40 percent, and average earning assets were $56.3 billion.

        Adjusted for the effects of credit card securitization and the activities of First Chicago Capital Markets, Inc., net interest margin was 3.74 percent. This compares with 3.62 percent in the year-ago quarter and 3.85 percent in the third quarter of 1994.

        For the full year, adjusted net interest margin was 3.86 percent, up from 3.70 percent in 1993. This performance reflects the Corporation's longstanding policy of maintaining a neutral interest rate risk position. Gains on Brazilian bonds and other special items added 4 basis points to adjusted net interest margin in 1994 and 9 basis points in 1993.

NONINTEREST INCOME
        Total noninterest income was $489 million for the fourth quarter.
        Credit card fee revenues were $235 million for the quarter and $832 million for the year. When adjusted for the impact of securitization, these revenues climbed 20 percent from the year-ago quarter and 17 percent from full-year 1993.
        Market-driven revenues--which include securities gains and trading profits--totaled $85 million in the quarter, compared with $102 million a year earlier and $59 million in the third quarter.
        Equity securities gains for the quarter were $71 million, including $52 million in the venture capital portfolio and $19 million related to corporate financing activities. Total equity gains were $40 million in the year-ago quarter and $20 million in the third quarter.
        Earnings attributable to the venture capital portfolio--revenues less the portfolio's cost-to-carry and other expenses--were $0.26 per share in the fourth quarter, up from $0.05 per share in the year-ago quarter. For 1994, venture capital earnings were $0.94 per share, compared with $2.16 per share in 1993.
        Combined trading activities generated profits of $12 million, compared with $42 million in the third quarter and $61 million a year ago.
        Net gains from accelerated disposition activities were $8 million in the fourth quarter and $46 million for the year.
        For the year, noninterest income totaled $1.875 billion, compared with $2.202 billion in 1993.

NONINTEREST EXPENSE

  Noninterest expense was $482 million in the fourth quarter, unchanged from $482 million a year ago. For 1994, noninterest expense was $1.919 billion, up only 3 percent from $1.858 billion in 1993, reflecting the Corporation's ongoing commitment to disciplined expense management.

CREDIT QUALITY

  The provision for credit losses was $76 million in the fourth quarter, including $71 million for the consumer portfolios and $5 million for commercial credits. This compares with $55 million in the third quarter of 1994 and $70 million in the year-ago quarter. For the year, the provision for credit losses was $224 million, down from $270 million in 1993.
  The Corporation's allowance for credit losses was $723 million at December 31, representing 556 percent of nonperforming loans. Of the total allowance, $516 million was related to commercial exposure and $207 million to the consumer portfolios.
  Net charge-offs in the fourth quarter were $46 million. Net charge-offs in the commercial portfolio were $9 million. Consumer net charge-offs, mainly in the credit card portfolio, were $37 million. For the year, net charge-offs totaled $151 million; this included net recoveries of $9 million in the commercial portfolio and $160 million of net charge-offs in the consumer portfolios.

  The net charge-off rate for credit card receivables, including the securitized portfolio, was 3.7 percent during the fourth quarter, compared with 3.5 percent a year earlier and 3.5 percent in the third quarter. For 1994, the credit card charge-off rate was 3.6 percent, compared with 3.7 percent in 1993.


CAPITAL MANAGEMENT

  Capital ratios continued to exceed the regulatory guidelines for "well-capitalized" status by a wide margin. At December 31, the estimated Tier 1 risk-adjusted capital ratio was 8.8 percent, and the total risk-adjusted ratio was approximately 13.4 percent.
  During the fourth quarter, the Corporation repurchased 3.1 million shares of its common stock. Since the inception of the buyback program, which authorizes the repurchase of up to 7 million shares, 4.8 million shares have been repurchased.
  In November, the Corporation announced a 10 percent common dividend increase to 55 cents per share, payable on January 1, 1995. Previously, the dividend was increased 33 percent, payable January 1, 1994, and an additional 25 percent, payable July 1, 1994.

First Chicago Corporation and Subsidiaries
Comparative Summary

(Dollars in millions, except per share data)


                                                                                          Three Months Ended December 31
                                                                                         ---------------------------------
                                                                                           1994         1993       Change
                                                                                         ---------    ---------    -------
Net interest income -- tax-equivalent basis..........................................    $   340.2    $   306.9       + 11%
Provision for credit losses..........................................................         76.0         70.0       +  9
Noninterest income...................................................................        488.8        523.0       -  7
Noninterest expense..................................................................        482.1        481.9          -
Net income...........................................................................        173.4        172.8          -

Earnings per share
  Primary
    Net income.......................................................................    $    1.76    $    1.81       -  3
    Average common and common-equivalent shares (in millions)........................         92.9         87.7       +  6

  Fully diluted
    Net income.......................................................................    $    1.72    $    1.77       -  3
    Average shares, assuming full dilution (in millions).............................         96.7         91.5       +  6

Average balances
  Loans..............................................................................    $  24,335    $  22,380       +  9%
  Earning assets.....................................................................       56,328       48,977       + 15
  Total assets.......................................................................       68,539       57,708       + 19
  Common stockholders' equity........................................................        3,931        3,451       + 14
  Stockholders' equity...............................................................        4,542        4,212       +  8

Net interest margin..................................................................         2.40%        2.49%      -  4
Return on assets.....................................................................         1.00         1.19       - 16
Return on common stockholders' equity................................................         16.5         18.3       - 10


                                                                                                   For the Year
                                                                                         ---------------------------------
                                                                                           1994         1993       Change
                                                                                         ---------    ---------    -------
Net interest income -- tax-equivalent basis..........................................    $ 1,355.2    $ 1,264.0       +  7%
Provision for credit losses..........................................................        224.0        270.0       - 17
Noninterest income...................................................................      1,874.6      2,202.4       - 15
Noninterest expense..................................................................      1,918.6      1,858.1       +  3
Net income...........................................................................        689.7        804.5       - 14

Earnings per share
  Primary
    Net income.......................................................................    $    7.04    $    8.78       - 20
    Average common and common-equivalent shares (in millions)........................         90.5         85.2       +  6

  Fully diluted
    Net income.......................................................................    $    6.88    $    8.43       - 18
    Average shares, assuming full dilution (in millions).............................         94.3         90.3       +  4

Average balances
  Loans..............................................................................    $  23,312    $  22,280       +  5%
  Earning assets.....................................................................       52,627       48,517       +  8
  Total assets.......................................................................       64,138       56,854       + 13
  Common stockholders' equity........................................................        3,757        3,092       + 22
  Stockholders' equity...............................................................        4,443        3,886       + 14

Net interest margin..................................................................         2.58%        2.61%      -  1%
Return on assets.....................................................................         1.08         1.42       - 24
Return on common stockholders' equity................................................         17.0         24.2       - 30


                                                                                                  At December 31
                                                                                         ---------------------------------
                                                                                           1994         1993       Change
                                                                                         ---------    ---------    -------
Assets...............................................................................    $  65,900    $  52,560       + 25%
Deposits.............................................................................       31,666       28,186       + 12
Loans................................................................................       25,224       22,420       + 13
Common stockholders' equity..........................................................        3,922        3,503       + 12
Stockholders' equity.................................................................        4,533        4,264       +  6

FIRST CHICAGO CORPORATION
CAPITAL DATA

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                                           12/31/94    9/30/94    6/30/94     3/31/94     12/31/93
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
Common Equity/Assets (1)................        6.6%       6.6%       6.5%        6.6%         7.2%
Risk-Based Capital Ratios: (1)(2)(3)
  Tier 1................................        8.8%       9.2%       8.9%        9.1%         8.8%
  Total.................................       13.4%      13.9%      13.8%       14.2%        13.6%
Leverage Ratio (1)(2)(3)................        7.5%       7.8%       8.0%        7.8%         8.0%
Book Value of Common Equity.............     $43.65     $42.79     $43.40      $42.19       $40.55

(1) Net of investment in First Chicago Capital Markets, Inc.
(2) 6/30/94 ratios exclude $150 million of Preferred Stock Series D redeemed on July 1, 1994.
(3) 12/31/94 ratios are estimated.